UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 5, 2015

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2015, the Compensation Committee of the Board of Directors of Metabolix, Inc. (the “Company”) approved a program under which each member of the Company’s senior management, including the Company’s executive officers, shall have the opportunity to elect, before the amount of the 2014 performance bonus is determined, to convert up to 25% of his or her cash bonus to restricted stock units (“RSUs”) under the Company’s 2014 Stock Option and Incentive Plan.  The number of RSUs to be granted pursuant to any such election will be determined by multiplying the cash value of such grantee’s converted bonus by 2.5 and dividing the product by the fair market value per share of the Company’s common stock at the close of business on the date the Company’s Compensation Committee approves 2014 performance bonuses.  All such RSUs shall vest in full one (1) year after the date of grant; provided, however, that if prior to the vesting date the grantee’s employment is terminated by the Company for cause or the grantee voluntarily terminates his or her employment with the Company, the RSUs shall be forfeited and shall not vest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: January 9, 2015	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer